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                                                                    EXHIBIT 4.10

                    THIS WARRANT AND THE SECURITIES ISSUABLE
                 ON EXERCISE HEREOF AS WELL AS THE COMMON STOCK
                  ISSUABLE UPON THE EXERCISE OF WARRANTS WHICH
                  FORM A PART OF SUCH SECURITIES HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                OF THE UNITED STATES OF AMERICA (THE "ACT"), AND
                       MAY NOT BE OFFERED OR SOLD UNLESS
                         THE SECURITIES ARE REGISTERED
                       UNDER THE ACT OR AN EXEMPTION FROM
                    REGISTRATION UNDER THE ACT IS AVAILABLE.


             Void after 5:00 p.m. Atlanta time, on October 10, 1999 Warrant to Purchase __________ Shares of Common Stock.


                  REDEEMABLE WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            CREDIT DEPOT CORPORATION



     This is to Certify That, FOR VALUE RECEIVED, Michael J. Riesert, Inc. ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation ("Company"),_____________ (______) units (the "Units") to be issued pursuant to, and as described in that certain Placement Agent Agreement, dated as of August 4, 1995, between the Holder and the Company, as such Agreement may, from time to time be amended, at a price of $20.00 per Unit, at any time or from time to time during the period from October 10, 1995, until 5:00 p.m., Atlanta time on October 10, 1999, (the "Termination Date"). Notwithstanding anything herein to the contrary, the warrants included in the Units is to be issued on exercise hereof may not be redeemed by the Company and shall not expire until the Termination Date. The number of Units to be received upon the exercise of this Warrant and the price to be paid for each such Unit may be adjusted from time to time as hereinafter set forth. The Units deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Units" and the exercise price of this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".


SECTION 1. EXERCISE OF WARRANT.

     This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereat and until 5:00 p.m. on The Termination Date (the "Exercise Period"),

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provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, on or before the Termination Date the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Units, the kind and amount of securities and property (including cash) receivable by a holder of the number of Units into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Units specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate representing the securities constituting the Warrant Units issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Units purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.


SECTION 2. RESERVATION OF SHARES.

     The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and the shares of Common Stock as shall be required for issuance and delivery upon exercise of the warrants issuable upon exercise of this Warrant.




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SECTION 3. FRACTIONAL SHARES.

     (a) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

     (b) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

     (c) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (d) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


SECTION 4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

     This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.




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SECTION 5. RIGHTS AND LIABILITIES OF THE HOLDER.

     The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Units, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 6. ADJUSTMENTS, NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF
           ADDITIONAL SECURITIES.

SECTION 6.1 Adjustment of Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment, as follows:

     (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Company Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under this Section 6. Such adjustment shall be made successively upon the occurrence of each event specified above.

     (b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of

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additional shares of Common Stock offered for subscription or purchase.  Such adjustment shall be made successively on each date whenever a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

     (c) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of capital stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 6.1(a) hereof) or (iv) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 6.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under Subsection 6.1(a), 6.1(b) or 6.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily Closing Prices of the Common Stock of twenty (20) consecutive trading days ending the trading day before such date; provided, however, upon the occurrence, prior to the Computation Date, of any event described in Subsections 6.1(a), 6.1(b) or 6.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the Closing Price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately after the Market-Effect Date and the denominator of which is the Exercise Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

     (e) In the event that at any time, or from time to time within six months following the date of the final closing of the Offering pursuant to which this Warrant is issued, the exercise price of any warrants issued by the Company to Dominion Capital, Inc. or any affiliate thereof



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("Dominion") is changed so that as a result thereofthe exercise price of any warrant held by Dominion is less than the current Exercise Price of this Warrant (the "Dominion Exercise Price") then in such event the exercise price of the Warrant shall be reduced to the Dominion Exercise Price.

     (f) All calculations under this Section 6.1 shall be made to the nearest cent.


SECTION 6.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsections 6.1(a), (b) or (c) hereof, each Warrant shall thereupon evidence the right to purchase in addition to any other securities to which the Holder is entitled to purchase, that number of shares of Common Stock (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.


SECTION 6.3 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 6. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

SECTION 6.4 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 6, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Units evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.

SECTION 7. OFFICER'S CERTIFICATE.

     Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall



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be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.


SECTION 8. NOTICES TO WARRANT HOLDERS.

     So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be sent by overnight mail or courier service to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


SECTION 9. RECLASSIFICATION, REORGANIZATION OR MERGER.

     In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the amount of securities otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant and the warrants included in the Units immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganizations.

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SECTION 10. ISSUE TAX.

     The issuance of certificates representing the Warrant Units upon the exercise of this Warrant as well as securities underlying the warrants included in the Units shall be made without charge to the Holder for any issuance tax in respect thereof.


SECTION 11. GOVERNING LAW.

     This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                                            CREDIT DEPOT CORPORATION


                                            By:
                                               ---------------------------
                                               Gerald Sullivan, President


[SEAL]

Dated:  As of October 10, 1995

Attest:


- ------------------------------
Secretary




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                                 PURCHASE FORM

                                                   Dated          , 19
                                                         ---------    --

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.


                                    -------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name___________________________________________________________________________
                  (Please typewrite or print in block letters)


Address________________________________________________________________________

Signature______________________________________________________________________


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